Exhibit 23(i)5

                                   KUTAK ROCK
                                   SUITE 2900
                             717 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-3329
                                  303-297-2400
                             FACSIMILE 303-292-7799
                            http://www.kutackrock.com

                                February 11, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

        Re:    First Investors Multi-State Insured Tax Free Fund

Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.



                                                   Very truly yours,

                                                   /s/ Kutak Rock